SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	October 19, 2001

ISCO INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22302	36-3688459

(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

451 Kingston Court, Mt. Prospect, Illinois	60056

(Address of Principal Executive Offices)	(Zip Code)

(847) 391-9400

(Registrant’s telephone number, including area code)

SIGNATURES

Item 5. Other Events.

Siegler Litigation

     The Company previously announced that there were several motions pending before the judge presiding over the trial held in the Circuit Court of Cook County, Illinois, County Department, Chancery Division related to claims made by Craig M. Siegler, a former Board member of the Company. The pending motions included motions for a mistrial and motions for a reduced verdict.

     On October 4, 2001, the judge denied the Company’s motion for a mistrial. On October 19, 2001, the judge granted the Company’s motion for a reduced verdict, reduced the verdict from $6,555,555.55 to $6,541,254.27 and formally entered a judgement in that amount against the Company.

     The Company intends to continue to defend itself vigorously in this litigation including filing post-trial motions, which may include motions to set aside the verdict, to grant a new trial or to further reduce the judgement, and filing appeals, if necessary. In the event the Company fails on any of its post-trial motions and elects to appeal the verdict, the Company will be required to post a bond in excess of the judgement amount in order to prevent enforcement of the judgement pending appeal. If the Company does not prevail on any post-trial motions or future appeals, or if it fails to post a bond to prevent enforcement pending appeal, a judgement in this amount would have a material adverse effect on the Company’s operating results and financial condition.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

ISCO International, Inc.

Date: October 23, 2001	By: /s/ Charles F. Willes
Charles F. Willes Principal and Chief Accounting Officer